Exhibit 10.13

DATED                     2026

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Share incentive plan trust deed

Contents

1.	Definitions	1

2.	Declaration of Trust	3

3.	Perpetuity Period	3

4.	Additions to the Trust Fund	3

5.	Trustee’s general powers and duties relating to the Plan	3

6.	Duties in relation to Partnership Share Money and Partnership Shares	5

7.	Duties in relation to Free Shares, Matching Shares and Dividend Shares	6

8.	Foreign cash dividends	7

9.	Duties of Trustee when Participant leaves	7

10.	Duties of Trustee after Plan Termination Notice	7

11.	Duties in relation to tax liabilities	7

12.	Duties of Trustee on a rights issue	8

13.	Residual Shares and cash under the Plan	8

14.	Waiver of dividends	8

15.	Institutional limit on the number of Shares held by the Trust	9

16.	Power to alter the Trust Period	9

17.	Voting	9

18.	Personal interests of Trustees	9

19.	Protection of Trustee	10

20.	Changes of Trustee	11

21.	Information supplied by Constituent Companies	12

22.	Power to amend	12

23.	Costs	13

24.	Receipts	13

25.	Remuneration of Trustee	13

26.	Governing Law	14

27.	Jurisdiction	14

28.	Change of governing law	14

29.	Irrevocability	14

30.	Assignment and other dealings	14

31.	Notices	15

32.	Power given to company is not a fiduciary power	15

33.	Counterparts	15

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This deed is dated                   2026

Parties

(1)	ADI GLOBAL DISTRIBUTION INC. a Delaware incorporated company whose principal executive offices are at [US ADDRESS] (Company)

(2)	COMPUTERSHARE TRUSTEES LIMITED incorporated and registered in England and Wales with company number 03661515 whose registered office is at The Pavilions, Bridgwater Road, Bristol, BS13 8AE (Original Trustee)

BACKGROUND

(A)	The Company has decided to establish a trust, to be constituted as an employees’ share scheme under section 1166 of the Companies Act 2006, on the terms of this deed.

(B)	The trust created by this deed is intended to facilitate the acquisition and holding of shares under the ADI UK Share Incentive Plan (Plan) and to comply with the requirements of Schedule 2 of the Income Tax (Earnings and Pensions) Act 2003 (ITEPA 2003).

(C)	The Original Trustee has agreed to act as the first trustee of the trust created by this deed on the terms of this deed.

(D)	The Company has paid £10 to the Original Trustee to be held on the trusts declared in this deed.

Operative parts

1.	Definitions

The following definitions and rules of interpretations apply in this deed.

1.1	Definitions:

The following definitions and rules of interpretation apply in this deed.

Foreign Cash Dividend: a cash dividend paid in respect of Plan Shares of a company not resident in the United Kingdom.

Property: any property, including any chose in action and any interest in real or personal property.

Trust: the trust established by this deed (as amended) and known as the ADI UK SIP Trust.

Trustee: the Original Trustee, or other trustee(s) of the Trust for the time being.

Trust Fund: shall comprise:

a)	the sum of £10 (referred to in Recital (D));

b)	Property added to it at any time through accumulation of income, capital accretion, payment, transfer, gift, loan or otherwise; and

c)	all money, investments and other Property representing, or derived from, paragraphs a) and b).

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Trust Period: the period beginning with the date of this deed and ending on the earliest of:

a)	the end of the period set out in clause 3; or

b)	an order for the winding up of the Company being made or a resolution for the voluntary winding up of the Company being passed (other than for the purposes of, and followed by, an amalgamation or reconstruction in circumstances where substantially the whole of the undertaking, assets and liabilities of the Company pass to a successor company that becomes the Company for the purposes of this deed); or

c)	the date the Trustee declares, by deed, to be the end of the Trust Period (not being earlier than the date of that deed).

1.2	Words and expressions not defined in this deed have the meaning given in the rules of the Plan.

1.3	Clause and paragraph headings shall not affect the interpretation of this deed.

1.4	A person includes a natural person, corporate or unincorporated body (whether or not having a separate legal personality).

1.5	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.6	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.7	Unless the context otherwise requires, a reference to one gender shall include a reference to any other gender.

1.8	A reference to legislation or a legislative provision is a reference to it as amended, extended or re-enacted from time to time.

1.9	A reference to legislation or a legislative provision shall include all subordinate legislation made from time to time under that legislation or legislative provision.

1.10	A reference to writing or written includes email.

1.11	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.12	A reference to this deed or to any other agreement or document referred to in this deed is a reference to this deed or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of this deed) from time to time.

1.13	References to clauses are to the clauses of this deed.

1.14	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

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2.	Declaration of Trust

The Trustee shall hold the Trust Fund on the following trusts:

(a)	any Shares forming part of the Trust Fund which have not been acquired for or awarded to a Participant under the rules of the Plan shall be held on trust for the benefit of Eligible Employees and acquired for or awarded to Eligible Employees in accordance with this deed and the rules of the Plan;

(b)	any Plan Shares held in the Trust on behalf of a Participant shall be held on trust for that Participant in accordance with clause 5 to clause 12 and the rules of the Plan;

(c)	any Partnership Share Money contributed by a signatory to a Partnership Share Agreement shall be held on trust for the relevant signatory and applied in the purchase of Partnership Shares or returned to the signatory in accordance with the rules of the Plan;

(d)	any income from Plan Shares or Partnership Share Money shall be held on trust for the relevant Participant or signatory to a Partnership Share Agreement and applied in accordance with the rules of the Plan;

(e)	any other assets, income from such assets or income from Shares which have not been acquired for or awarded to a Participant shall be held on trust for the benefit of Eligible Employees. Such assets or income may be applied to pay the Trustee’s expenses in administering the Plan or, at the Company’s direction, be applied in the purchase of Shares to be held on the trusts declared in clause 2(a) or returned to Constituent Companies (or former Constituent Companies) in accordance with clause 13.

3.	Perpetuity Period

The perpetuity period that applies to this Trust is the period beginning on the date this deed takes effect and ending on the day before the 125th anniversary of that date.

4.	Additions to the Trust Fund

The Trustee may receive any gift or donation (whether of money or other Property) to be held as an addition to the Trust Fund at any time, from any person. Any additions to the Trust Fund shall be held by the Trustee on the trusts declared in this deed and such other terms (which do not conflict with the terms of this deed or the rules of the Plan) as the donor may specify.

5.	Trustee’s general powers and duties relating to the Plan

5.1	The Trustee shall join with the Company in establishing and operating the Plan.

5.2	For as long as the Trustee holds Shares subject to the rules of the Plan:

(a)	the Trust Fund shall only be applied, and the Trust shall only be used, for the purpose of giving effect to the Plan;

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(b)	the Trustee shall expend any contribution received from any Constituent Company for any one or more of the following purposes:

(i)	the acquisition of Shares for the purposes of the Plan;

(ii)	the payment of stamp duty or stamp duty reserve tax on the acquisition of Shares for the purposes of the Plan or when Shares are acquired for or awarded to Participants;

(iii)	the repayment of sums borrowed in connection with the Plan;

(iv)	the payment of interest on sums borrowed in connection with the Plan;

(v)	satisfying any obligations of the Trustee under the Plan; and

(vi)	paying expenses of the Trustee in connection with the Plan (including the fees of the Trustee, any administrator of the Plan and any professional adviser retained by the Trustee in relation to the operation of the Plan).

5.3	The Trustee shall:

(a)	hold and deal with all Plan Shares awarded to or acquired on behalf of any Participant only in accordance with the rules of the Plan; and

(b)	dispose of a Participant’s Plan Shares or otherwise deal with any of those Shares or any rights conferred on the Participant only in accordance with directions given by or on behalf of the Participant, including directions given (or deemed to be given) in accordance with Rule 21 of the Plan (Partnership Shares and Dividend Shares to be offered for sale on cessation of employment).

5.4	The Trustee’s obligation in clause 5.3 is subject to clause 5.5.

5.5	If a liability to income tax or employee NICs arises in relation to a Participant’s Plan Shares for which the Trustee is liable to account through PAYE, the Trustee may dispose of such number of that Participant’s Plan Shares as will produce sufficient net sale proceeds to meet that liability to income tax and employee NICs.

5.6	If the Trustee receives any money or money’s worth in respect of a Participant’s Plan Shares, the Trustee shall pay such amount over to the Participant as soon as practicable, unless:

(a)	it consists of New Shares;

(b)	it is a dividend falling within paragraphs 62 to 68 of Schedule 2; or

(c)	the funds are required to meet the Participant’s income tax or employee NICs obligations through PAYE.

5.7	The Trustee may from time to time appoint any person to act as administrator of the Plan, on such terms as the Trustee and the Company may agree. If an administrator of the Plan is appointed, the Trustee shall delegate to that person such of the Trustee’s administrative powers and duties in relation to the operation of the Plan as are, in the opinion of the Trustee, necessary or appropriate to enable the administrator to procure the award of Shares to, and the acquisition of Shares on behalf of, Participants, and generally to administer the Plan.

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5.8	If the Trustee delegates any administrative powers and duties in relation to the Plan to an administrator:

(a)	that delegation shall not divest the Trustee of any duty imposed on the Trustee under this deed; and

(b)	the Trustee shall remain liable for the acts and defaults of the administrator so that section 23 of the Trustee Act 2000 shall not apply.

5.9	The Trustee may allow any Shares to be registered in the name of an appointed nominee provided that such Shares will be registered in a designated account. Such registration will not divest the Trustee of its responsibilities under this deed or Schedule 2.

5.10	The Trustee may from time to time seek and act upon the advice of any legal or other professional advisers in relation to the Trustee’s or any administrator of the Plan’s powers and duties under the Plan and this deed, and shall not be responsible for any loss occasioned by its so acting. The Company shall meet the expenses of such advice to the extent that the same are agreed in advance by the Trustee and the Company (such agreement not to be unreasonably withheld or delayed).

5.11	The Trustee shall provide to the Company and any Constituent Company (or former Constituent Company) all such information relating to the operation of the Plan as is, in the reasonable opinion of the Company, necessary to enable each company to fulfil its obligations to account for income tax and NICs through PAYE in relation to Plan Shares.

5.12	If the Company and the Trustee so agree from time to time, the Trustee shall provide the Company with information relating to the operation of the Plan and individual entitlements of Participants under the Plan.

5.13	The Trustee shall maintain records of Participants who, in the same Tax Year, have participated in one or more Schedule 2 SIPs established by the Company or a connected company (as defined in paragraph 18(3) of Schedule 2).

5.14	The Trustee shall have power to borrow money or otherwise receive credit from any person, corporation or company in order to acquire shares or for any other purposes of the Plan on such terms as the Trustee thinks fit, whether on the security of the Trust Fund (or any part of it), on personal security only or without security. The Trustee may provide for the repayment of borrowings or credit, or the payment of any associated costs, out of the Trust Fund.

6.	Duties in relation to Partnership Share Money and Partnership Shares

6.1	If the Company instructs the Trustee to make an award of Partnership Shares, the Trustee shall comply with the Company’s instructions.

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6.2	The Trustee shall:

(a)	accept any Participant’s Partnership Share Money and hold those funds upon trust for the benefit of the Participant, but shall not be obliged to deposit those funds in an interest-bearing account;

(b)	deal with each Participant’s Partnership Share Money only in accordance with the Plan;

(c)	apply each Participant’s Partnership Share Money in acquiring Partnership Shares in accordance with the Plan; and

(d)	hold each Participant’s Partnership Shares upon trust for the benefit of the Participant and shall deal with those Shares and any rights attaching to those Shares in accordance with the Plan.

6.3	As soon as practicable after the Trustee has acquired any Partnership Shares on behalf of a Participant, the Trustee shall give the Participant notice of the acquisition, including:

(a)	the number and description of the Shares;

(b)	the amount of Partnership Share Money applied by the Trustee in acquiring the Shares;

(c)	the Market Value of the Shares on the Acquisition Date;

(d)	If the Shares are subject to a Relevant Restriction, details of the Relevant Restriction; and

the amount of any surplus Partnership Share Money carried forward.

7.	Duties in relation to Free Shares, Matching Shares and Dividend Shares

7.1	If the Company instructs the Trustee to make an award of Free Shares or Matching Shares, the Trustee shall acquire Shares and appropriate them to Employees in accordance with the Plan.

7.2	As soon as practicable after the Trustee has made an award of Free Shares or Matching Shares to a Participant, the Trustee shall give the Participant notice of the Acquisition, including:

(a)	the number and description of the Shares;

(b)	the Market Value of the Shares on the Acquisition Date;

(c)	if the Shares are subject to a Relevant Restriction, details of the Relevant Restriction; and

(d)	the Holding Period applicable to the Shares.

7.3	If the Company or a Participant instructs the Trustee to apply dividends paid on Plan Shares to purchase Dividend Shares, the Trustee shall comply with the Company or Participant’s instructions.

7.4	As soon as reasonably practicable after the Trustee has acquired Dividend Shares on behalf of a Participant, the Trustee shall give the Participant notice of the Acquisition, including:

(a)	the number and description of the Shares;

(b)	the Market Value of the Shares on the Acquisition Date;

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(c)	the Holding Period applicable to the Shares; and

(d)	the amount of any surplus dividend carried forward.

7.5	The Trustee shall not dispose of any Participant’s Free Shares, Matching Shares or Dividend Shares (whether to the Participant or otherwise) at any time during the Holding Period relating to those Shares unless the Participant ceases to be employed by the Company or any Associated Company (and is not employed by any other company which is an Associated Company), but this shall not prevent the Trustee from disposing of any of a Participant’s Plan Shares in accordance with:

(a)	clause 5.3; and

(b)	clause 9.

8.	Foreign cash dividends

If the Trustee receives a Foreign Cash Dividend in respect of any of a Participant’s Plan Shares, the Trustee shall notify the Participant of the amount of any foreign tax deducted from the dividend before it was paid.

9.	Duties of Trustee when Participant leaves

If a Participant ceases to be employed by the Company or any Associated Company (without continuing to be employed by any other company which is an Associated Company), the Trustee shall:

(a)	transfer the Participant’s Plan Shares to the Participant or to such other person as the Participant directs;

(b)	dispose of the Participant’s Plan Shares and account for the proceeds to the Participant or to such other person as the Participant directs; or

(c)	if the Participant does not give directions for the disposal or transfer of the Plan Shares within 28 days of so ceasing, the Trustee may transfer the Participant’s Plan Shares to the Participant or dispose of them and account to the Participant for the proceeds, after income tax and NICs are deducted (if appropriate).

10.	Duties of Trustee after Plan Termination Notice

After a Plan Termination Notice has been issued, the Trustee must comply with the requirements of paragraph 90(3) to (5) of Schedule 2 in relation to Participants’ Plan Shares.

11.	Duties in relation to tax liabilities

The Trustee shall:

(a)	maintain such records as are necessary to comply with any obligations of the Trustee or any Constituent Company (or former Constituent Company) to account for PAYE in relation to the Plan;

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(b)	inform a Participant who becomes liable to income tax or employee NICs in relation to any event in connection with the Plan under ITEPA 2003 or ITTOIA 2005 providing the Participant with any information relevant to determining the liability; and

(c)	comply with the requirements of paragraph 80(4) and 80(5) of Schedule 2 in relation to any distribution in connection with Plan Shares.

12.	Duties of Trustee on a rights issue

12.1	If the Company makes an offer conferring any rights on its members to acquire (for payment) additional securities in the Company, the Trustee shall allocate such rights or securities amongst the Participants in direct proportion to the number of Plan Shares held by the Trustee on behalf of each Participant.

12.2	In allocating any such rights or securities, the Trustee shall comply with any direction from a Participant concerning the exercise or sale of any rights or securities attributable to the Participant’s Plan Shares. However, the Trustee shall not be required to exercise any such rights unless:

(a)	the Participant has paid the full amount payable (if any) on exercise; or

(b)	the Participant has authorised the Trustee to sell sufficient of the rights, nil paid, to pay the full amount to acquire the balance of such rights.

If no such direction is received at least seven Business Days before the last day on which such rights may be exercised, the Trustee shall take no action in relation to those rights.

13.	Residual Shares and cash under the Plan

13.1	If any Shares (other than a Participant’s Plan Shares) or cash remain in the Trust Fund after Shares have been awarded to Participants in accordance with the Plan on any occasion the Shares or cash shall, if the Company so directs, cease to be part of the Trust Fund.

13.2	If the Company makes a direction under clause 13.1, the Trustee shall:

(a)	hold the Shares on trust and sell them in the market;

(b)	hold the cash on trust; and

(c)	pay or apply the net proceeds of sale of Shares and the cash to or for the benefit of the Company and any Constituent Companies (or former Constituent Companies) whose employees are Participants, in such proportions (having regard to their respective contributions to the Trust Fund) as the Company shall direct.

14.	Waiver of dividends

Until the Company directs the Trustee otherwise, the Trustee shall waive its entitlement to dividends on any Shares held in the Trust Fund for which the Trustee holds the whole of the beneficial interest.

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15.	Institutional limit on the number of Shares held by the Trust

The Trustee shall not hold or acquire more than 10% of the shares of common stock in the Company in issue from time to time.

16.	Power to alter the Trust Period

The Trustee may, with the written consent of the Company, specify by deed, a date to be the end of the Trust Period at any time during the Trust Period. The date specified:

(a)	shall not be earlier than the date of that deed; and

(b)	shall not be later than the date on which the perpetuity period for the Trust expires.

17.	Voting

17.1	Unless the Company directs that the Trustee may vote on any particular occasion, the Trustee shall abstain from voting at any general meeting of the Company on any Shares held in the Trust Fund for which the Trustee holds the whole of the beneficial interest.

17.2	If the Company directs the Trustee to vote Shares for which the Trustee holds the whole of the beneficial interest, the Company cannot direct the manner in which the Trustee exercises its vote. The Trustee may, in its absolute discretion, vote (or abstain from voting) in the manner in which it thinks fit.

17.3	A Participant may direct the Trustees in writing to exercise any voting rights attaching to the Participant’s Plan Shares in accordance with the Participant’s wishes. The Trustees will not be entitled to vote on a show of hands in respect of Plan Shares unless all directions received from Participants in respect of the particular resolution are identical. The Trustees will not be under an obligation to call for a poll. If there is a poll, the Trustees must vote only in accordance with the directions of Participants. The Trustees must not exercise voting rights in respect of Plan Shares in the absence of directions. The Trustees may not vote in respect of Shares which have not been awarded under the Plan. Nothing in this clause or otherwise shall be deemed to oblige the Trustees to seek the directions of any Participant.

17.4	The Trustee shall not be entitled to vote on a show of hands on a particular resolution in respect of Plan Shares held on behalf of Participants unless all directions received from those Participants who have given directions in respect of that resolution are identical.

17.5	The Trustee shall not be under any obligation to call for a poll, but in the event of any poll the Trustee shall vote each Participant’s Plan Shares in accordance with the Participant’s directions.

18.	Personal interests of Trustees

18.1	Subject to clause 18.2, no decision of, or exercise of a power by, the Trustee shall be invalidated or questioned because the Trustee (or any individual Trustee, or any director or other officers of a corporate Trustee) had a direct or personal interest in the result of any decision or in the exercising of any power. Any such person may vote on the decision or exercise of power, and be taken into account for the purposes of a quorum, despite having the interest.

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18.2	The nature of the interest of the Trustee or any other person concerned for the purposes of clause 18.1 must (unless otherwise agreed) have been declared at the meeting of the Trustee (or, if there is a sole corporate Trustee, the meeting of the board of directors of the sole Trustee) at which the item of business to which the interest relates was discussed, if the interest:

(a)	arises other than solely because the Trustee or other person concerned is an Eligible Employee or Participant, director or other officer or shareholder of any Constituent Company; and

(b)	is material.

If the Trustee or other person concerned was not present at that meeting, the nature of that interest must have been declared at the next meeting of the Trustee (or next meeting of the board of directors of the sole corporate Trustee, as appropriate) at which that person was present.

18.3	A Trustee (or director or other officer of a corporate Trustee) who is or becomes an Eligible Employee or Participant may retain, and not be liable to account for, any benefits to which that person becomes entitled under this deed. The exercise of any power or discretion by such a person shall not be invalidated or questioned because that person had a direct or indirect interest in it.

18.4	A Trustee (or any director or other officer of a corporate Trustee) shall not be precluded from buying, holding or dealing with any debentures, debenture stock, shares or securities of any Constituent Company, or from entering into or being interested in any contract or other transaction with any Constituent Company. No Trustee (or any director or other officer of a corporate Trustee) shall be liable to account to any Constituent Company or any Eligible Employee or Participant for any profits made or benefits obtained in connection with the acquisition, contract or transaction.

18.5	Any Trustee (or any employee, director or officer of a corporate Trustee) may be employed and remunerated as a director or other officer, employee, agent or adviser of any corporation, body or firm connected with the Trust Fund. That person may keep any remuneration, fees or profits received in that capacity, even though the position may have been obtained, held or retained because of that person’s status as a Trustee (or as an employee, director or officer of a corporate Trustee).

19.	Protection of Trustee

19.1	The Company shall keep the Trustee and each director, officer or employee of any corporate trustee fully indemnified, both before as well as after any removal or retirement of a Trustee pursuant to clause 20, against any actions, claims, costs, demands, expenses and all other liabilities to which it is (or becomes liable) as Trustee because of any act, event or thing except where such actions, claims, costs, demands, expenses and other liabilities are attributable to fraud, misconduct or negligence by that person.

19.2	The Trustee shall have the benefit of all the powers, privileges and immunities conferred on trustees by statute or by law.

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20.	Changes of Trustee

20.1	The minimum number of persons to be the Trustee (or the trustee of any part of the Trust Fund for which a separate set of trustees has been appointed) shall be:

(a)	one (in the case of a corporate Trustee); or

(b)	two (in any other case).

20.2	A continuing Trustee shall not be entitled to exercise any discretion or power under this deed if the number of persons acting as the Trustee is below the minimum number.

20.3	Any Trustee may, at any time, by written notice given to the Company and any co-trustee, retire from office three months after the date the notice is received by the Company (or any shorter period agreed in writing by the Company). This power can only be exercised if there will be at least the minimum number of persons required by clause 20.1 to be the Trustee (whether by virtue of an appointment taking effect immediately on the retirement or otherwise) immediately after its exercise. If this will not be the case without the appointment of an additional Trustee, the Company shall, within the three months after the giving of such notice, appoint such additional Trustee(s) to rectify this. If the Company fails to do so within such three months period, the retiring Trustee may by deed appoint an additional Trustee(s) and its retirement shall thereupon become effective.

20.4	The Company shall have power by deed:

(a)	to remove any Trustee from office by three months written notice to that Trustee (unless waived by the Trustee) without giving any reason for the removal. This power can only be exercised if there will be at least the minimum number of persons as Trustee required by clause 20.1 (whether by virtue of an appointment taking effect immediately upon the removal or otherwise) immediately after its exercise;

(b)	to appoint a person (or persons) in place of any Trustee who ceases to be a Trustee for any reason, whether or not the number of persons acting as Trustee is below the minimum number required by clause 20.1 before that appointment; and

(c)	to appoint an additional Trustee (without limitation as to number).

20.5	If the number of persons acting as Trustee falls below the minimum number required by clause 20.1, the Company shall immediately appoint the number of new or additional trustees necessary to comply with clause 20.1.

20.6	While the Plan remains a Schedule 2 SIP, every Trustee shall be resident in the United Kingdom and the Company shall immediately remove as a Trustee any Trustee who ceases to be resident in the United Kingdom.

20.7	A retiring or removed Trustee shall execute all transfers or other documents and do all acts necessary to vest the Trust Fund in the new or continuing Trustees. A retiring or removed Trustee who is liable under this deed in any way shall not be bound to transfer the Trust Fund unless reasonable security is provided to indemnify that Trustee against the liability.

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20.8	Unless there is a sole corporate Trustee:

(a)	the trusts, powers and discretions vested in the Trustees by this deed shall be exercised by all the Trustees (subject to clause 24.1); and

(b)	a resolution in writing signed by each Trustee (whether on the same document or in counterparts) shall be as valid as if it has been passed at a meeting of the Trustees, unless otherwise agreed by the Trustees.

20.9	A Trustee may be discharged even though there is neither a trust corporation nor two persons to act as trustees, provided that there remains at least one Trustee. A Trustee may be appointed under section 36(1) of the Trustee Act 1925 in place of more than one Trustee.

21.	Information supplied by Constituent Companies

The Trustee shall be entitled to rely on any information or advice supplied to it by any Constituent Company without further enquiry, and the Trustee shall not be liable to any Participant or Constituent Company in consequence of the incompleteness or inaccuracy of any such information.

22.	Power to amend

22.1	During the Trust Period, the Board shall, with the Trustee’s prior written consent (such consent not to be unreasonably withheld or delayed), have power to amend, restrict, release or extend the trusts, powers and provisions of this deed in any manner by deed (subject to clause 22.2).

22.2	No exercise of the power contained in clause 22.1 may:

(a)	extend the power conferred by clause 22.1 or remove the restrictions contained in this clause 22.2;

(b)	alter or affect the rights of any person accrued before the date of the amendment (except with that person’s prior consent in writing);

(c)	invalidate any previous payment or application of the Trust Fund or affect any part of the Trust Fund to which any person has previously become absolutely entitled.

22.3	While the Plan remains a Schedule 2 SIP, no amendment shall be made to a Key Feature of the Trust if, as a result of the amendment, the Plan would no longer be a Schedule 2 SIP.

22.4	Every power, authority or discretion conferred on the Trustee (or any other person) and not expressly made exercisable only during a period allowed by law shall (despite anything else in this deed) only be exercisable during the Trust Period and during any further period (whether definite or indefinite) that the law allows in respect of the particular power, authority or discretion.

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23.	Costs

All costs, charges and expenses of, and incidental to, the preparation, operation and determination of the Trust or the management of the Trust Fund (including remuneration of the Trustee and any stamp duty and stamp duty reserve tax payable) shall be payable by the Constituent Companies in such proportions as the Company shall determine.

24.	Receipts

24.1	From time to time, the Trustee may authorise any one or more of its number (or such other person(s) as it thinks fit) in writing to make any payments or transfers of Property, and to give receipts and discharges for any Property payable, transferable or deliverable to the Trustee. Each receipt or discharge shall be as valid as if it were given by the Trustee.

24.2	The production of the Trustee’s written authority given under clause 24.1 shall be sufficient protection to any person taking any receipt or discharge mentioned in clause 24.1. A person who has not received express notice in writing of the revocation of the authority may assume and act on the assumption that the authority remains unrevoked.

24.3	The receipt of such person as a Trustee reasonably believes to be the treasurer or other proper officer of any such charity shall be of sufficient discharge to the Trustee for any Property so paid or transferred, and the Trustee shall not be obliged to see to the application of such Property.

25.	Remuneration of Trustee

25.1	Any corporate Trustee shall act in accordance with the terms and conditions it has agreed with the Company. In the absence of any such agreement, the Trustee shall notify the Company of its published standard terms and conditions in force for the time being and that the Trustee shall be entitled to receive remuneration in accordance with those terms and conditions.

25.2	Any individual Trustee, who is a person engaged in any profession or business (but not an Employee or former Employee), shall be entitled to be paid all usual professional or proper charges for the business transacted, time expended and acts done by that person (or that person’s firm) in connection with the Trust. This includes acts that a Trustee, who was not in any profession or business, could have done personally.

25.3	Any corporate Trustee may:

(a)	transact, in its own office, on behalf of the Trust or any Eligible Employee or Participant, any business which it is authorised to undertake in its constitution and in which it is then ordinarily engaged, on the same terms as would be made with an ordinary customer. If the Trustee is a bank, it shall be entitled to act as a banker to, and make advances to, the Trustee in connection with the Trust, without accounting for any profit made by so acting and in all respects as if it were not a Trustee; and

(b)	employ as a banker, an investment adviser or other agent, on behalf of the Trust, any corporation, firm or enterprise associated with it. However, this agent must be authorised to undertake the business for which it is employed and ordinarily be engaged in that business. All the charges made for work done or services provided in connection with the Trust must be reasonable and normal.

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25.4	Any Trustee (or company associated with a Trustee) who carries on the business of the provision of accounting, auditing, banking, custodian fiscal insurance, legal or other professional financial services of any kind may provide those services for the Trust on the same terms as those made with an ordinary customer, and without accounting for any profit made.

26.	Governing Law

This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

27.	Jurisdiction

27.1	Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this deed or its subject matter or formation (including non-contractual disputes or claims).

27.2	Each party irrevocably consents to any process in any legal action or proceedings under clause 27.1 being served on it in accordance with the provisions of this deed relating to service of notices. Nothing contained in this deed shall affect the right to serve process in any other manner permitted by law.

28.	Change of governing law

The Company may, at any time during the Trust Period, with the Trustee’s prior written consent (such consent not to be unreasonably withheld or delayed) declare by deed that the trust powers and provisions of this deed shall take effect in accordance with the law of the territory specified in the deed (with the necessary modifications specified in that deed) from the date of the declaration. From the date of that declaration, the law of that other territory shall apply to this deed and the courts in that other territory shall administer the Trust, subject to the powers conferred by this clause 28 and until further declaration is made under this deed. This power shall not be exercisable in any way which might cause this deed to become illegal, void or voidable under the law applicable to it, or which might change the beneficial interests under it in any way.

29.	Irrevocability

The trusts declared in this deed are irrevocable.

30.	Assignment and other dealings

This deed is personal to the parties and neither party shall assign, transfer, mortgage, charge, subcontract, declare a trust over or deal in any other manner with any of its rights and obligations under this deed.

14

31.	Notices

31.1	Any notice or other communication given under or in connection with this deed shall be in writing and shall be:

(a)	delivered by hand or by pre-paid first-class post or other next working day delivery service at the Appropriate Address. For the purposes of this clause 31.1, the Appropriate Address means:

(i)	in the case of the Company, its registered office, provided the notice is marked for the attention of the General Counsel; and

(ii)	in the case of the Trustee, its registered office, provided the notice is marked for the attention of the Company Secretary;

(b)	sent by email to the Appropriate Email. For the purposes of this clause 31.1, Appropriate Email Address means

(i)	in the case of the Company, [EMAIL ADDRESS]; and

(ii)	in the case of the Trustee, [EMAIL ADDRESS], or such other address as is notified by the Trustee to the Company to be used for this purpose;.

31.2	Any notice or other communication given under this clause 31 shall be deemed to have been received:

(a)	if delivered by hand, on signature of a delivery receipt, or at the time the notice is left at the proper address;

(b)	if sent by pre-paid first-class post or other next working day delivery service, at 9.00am on the second Business Day after posting, or at the time recorded by the delivery service;

(c)	if sent by email, at 9.00am on the next Business Day after sending.

32.	Power given to company is not a fiduciary power

Each power and discretion given to the Company in this deed (whether alone or jointly with any other person) is given to it for its own benefit and not in a fiduciary capacity. The Company may exercise, or refrain from exercising, its powers under this deed at its discretion.

33.	Counterparts

33.1	This deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one deed.

33.2	Transmission of an executed counterpart of this deed (but for the avoidance of doubt not just a signature page) by email (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this deed. If either method of delivery is adopted, without prejudice to the validity of the agreement thus made, each party shall provide the others with the original of such counterpart as soon as reasonably possible thereafter.

33.3	No counterpart shall be effective until each party has executed and delivered at least one counterpart.

15

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Executed as deed by ADI GLOBAL DISTRIBUTION INC. acting by [NAME] who, in accordance with the laws of that company’s state of incorporation, is duly authorised to execute this document as a deed
SIGNATURE

Executed as deed by COMPUTERSHARE TRUSTEES LIMITED acting by [NAME OF DIRECTOR] a director, and [NAME OF DIRECTOR/COMPANY SECRETARY] a director/company secretary :
SIGNATURE OF DIRECTOR
Director

SIGNATURE OF DIRECTOR/COMPANY SECRETARY
Director/Company Secretary

16

DATED                   2026

ADI UK DISTRIBUTION INC.

SHARE INCENTIVE PLAN

CONTENTS

CLAUSE

1	Interpretation	1

2	Period of operation	7

3	Issue of invitations and Award of Shares	7

4	Compensation Committee to decide whether Partnership, Free or Matching Shares will be awarded	7

5	Eligibility to participate in the Plan	7

6	Continuous Service	7

7	Participation on the same terms	8

8	Overall limit on Awards	8

9	Tax Liabilities	8

10	Relationship with employment contracts	8

11	Notices	9

12	Termination of the Plan	10

13	Administration and amendment	10

14	Governing law	10

15	Jurisdiction	11

16	Third party rights	11

17	Data protection	11

18	Stamp duty and stamp duty reserve tax	11

19	Holding periods for Free Shares, Matching Shares and Dividend Shares	12

20	Forfeiture of Free Shares and Matching Shares	13

21	Partnership Shares and Dividend Shares to be offered for sale on cessation of employment	14

22	Withdrawal of Shares from the Plan	14

23	Plan Shares ceasing to be subject to the Plan	14

24	Free Share Awards	15

25	Contracts of Participation	15

26	Maximum annual value of Free Share Awards	15

27	Free Share Award levels set by remuneration, service or hours worked	16

28	Free Share Award levels set by reference to performance targets	16

i

29	Partnership Share Awards	17

30	Partnership Share Agreements	18

31	Accumulation Periods	18

32	Limitations on the maximum amount of Partnership Share Money	18

33	Deductions from Salary	19

34	Minimum deduction of Partnership Share Money	19

35	Holding and application of Partnership Share Money	19

36	Restriction on maximum number of Partnership Shares	20

37	Scaling down the number of Partnership Shares received by each Participant	20

38	Acquisition of Partnership Shares	20

39	Surplus Partnership Share Money	20

40	Withdrawal from Partnership Share Agreement	21

41	Stopping and restarting deductions of Partnership Share Money	21

42	Repayment of Partnership Share Money if Plan terminated or no longer tax-advantaged	21

43	Withdrawal of Partnership Shares from the Plan	21

44	Matching Share Awards	21

45	Matching Shares	22

46	Determining the number of Matching Shares to be awarded	22

47	Instructions to acquire Dividend Shares	22

48	Dividend Shares	23

49	Acquisition of Dividend Shares	23

50	Dividend amounts carried forward	23

51	Rights issues and capitalisation issues	24

52	Reconstruction and waiver	24

53	Scrip dividends	24

54	Fractional entitlements	25

55	Information	25

56	Disputes	25

ii

Rules of the ADI Global Distribution Inc Share Incentive Plan

Approved by the shareholders of the Company on [   ] 2026

Established by resolution of the sole director of the Company on [   ] 2026.

Registered with HM Revenue & Customs on [   ] under number [   ].

1	Interpretation

The following definitions and rules of interpretation apply in the Plan.

1.1	Definitions:

Accumulation Period: has the meaning given in paragraph 51 of Schedule 2.

Acquisition: in relation to Partnership Shares or Dividend Shares, the acquisition of Shares by the Trustee on behalf on a Participant in accordance with Part 6 or Part 8 of Schedule 2, including the appropriation by the Trustee of Shares already in the SIP Trust. The term acquired shall be construed accordingly.

Acquisition Date: the date of an Acquisition, which shall be specified by the Trustee and be within the applicable time limits set out in paragraph 50(4), 52(5) or 66(4) of Schedule 2.

Adoption Date: [DATE], the date of the adoption of this Plan by the Company.

Appropriation Date: means any day on which Free Shares or Matching Shares are appropriated to an Eligible Employee by the Trustees under the Plan.

Associated Company: has the meaning given in paragraph 94 of Schedule 2.

Award:

a)	an appropriation of Free Shares or Matching Shares to Participants by the Trustee; or

b)	an Acquisition of Partnership Shares or Dividend Shares.

Award Date: the date of an Award of Free Shares or Matching Shares.

Business Day: a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

Company: ADI GLOBAL DISTRIBUTION INC, a Delaware incorporated company.

Company Reconstruction: has the meaning given in paragraph 86 of Schedule 2.

Compensation Committee: the compensation committee of the Company’s board of directors or an officer or sub-committee appointed by that committee to carry out any of its functions under the Plan.

Continuous Service: for the purpose of assessing whether an individual qualifies as an Eligible Employee for a particular Award, the period during which that individual has been (without interruption) an employee of any Qualifying Company (or of several Qualifying Companies in succession) and ending on the Qualifying Date for that Award.

Contract of Participation: an agreement entered into under rule 25.

Control: has the meaning given in section 719 of ITEPA 2003.

CTA 2010: the Corporation Tax Act 2010.

Dealing Day: a day on which an investment exchange on which Shares are listed or traded is open for the transaction of business.

Dilutive Shares: on any date, all Shares that:

a)	have been issued or transferred out of treasury on the exercise of options or to satisfy awards under any Share Incentive Scheme (including the Plan) during:

(i)	the ten years ending on (and including) that date; or

(ii)	if shorter than ten years, the period since Shares of the Company were first admitted to trading on the New York Stock Exchange; or

b)	can still be issued, or transferred out of treasury, under any Existing Awards.

Dividend Shares: Shares acquired for Participants under rule 47 to rule 50 using cash dividends arising from those Participants’ Plan Shares that remain subject to the Plan.

Eligible Company: any company of which the Company has Control, including any jointly owned company (as defined in paragraph 91 of Schedule 2) that is:

a)	treated as being under the Company’s Control under paragraph 91 of Schedule 2; and

b)	not excluded from being a Participating Company under paragraph 91(4) of Schedule 2.

Eligible Employee: an individual that:

a)	is an employee of a Participating Company on the Qualifying Date;

b)	if a qualifying period of Continuous Service is specified by the Compensation Committee in accordance with rule 6 has been an employee of a Qualifying Company, at all times during that period;

c)	is a UK resident taxpayer as defined in paragraph 8(2) of Schedule 2; and

d)	is not participating at the same time in a SIP established by a connected company as defined in paragraph 18(3) of Schedule 2.

Existing Award: any right (or any entitlement or expectation that is less than a right) granted under any Share Incentive Scheme and under which Shares (or other shares in the Company) may be (or may come to be) acquired or received.

Forfeit: beneficial ownership of Free Shares or Matching Shares automatically transfers from the Participant to the Trustee for no consideration.

Forfeiture Period: a period of three years from the relevant Award Date, or such other period as the Compensation Committee may specify when an Award is made, during which forfeiture provisions specified by the Compensation Committee under rule 20 may apply to an Award of Free Shares or Matching Shares.

Free Shares: Shares which:

a)	have been appropriated to Participants without payment under rule 25 to rule 28 and which, if relevant, shall include any New Shares held for them; and

b)	remain subject to the Plan.

HMRC: HM Revenue & Customs.

Holding Period:

a)	in relation to an Award of Free Shares or Matching Shares, a period of between three and five years, beginning with the Award Date, which is specified by the Compensation Committee under rule19.1; and

b)	in relation to any Dividend Shares, a period of three years beginning with the Acquisition Date.

ITEPA 2003: the Income Tax (Earnings and Pensions) Act 2003.

ITTOIA 2005: the Income Tax (Trading and Other Income) Act 2005.

Key Feature: has the meaning given in paragraph 81B(8) of Schedule 2.

Market Value: means:

a)	if and for so long as the Shares are admitted to trading on the New York Stock Exchange:

i)	in relation to Free Shares, Matching Shares, Partnership Shares with no Accumulation Period and Dividend Shares which are:

(1)	acquired wholly or partly by the Trustees by subscription, the middle market quotation of a Share of the same class on the New York Stock Exchange on the Dealing Day before the Appropriation Date or the Acquisition Date as determined by the Trustees converted into Pounds Sterling; or

(2)	acquired by the Trustees by purchase, the average purchase price per Share paid by the Trustees (excluding the costs of purchase and stamp duties) to purchase Shares on the Appropriation Date or the Acquisition Date converted into Pounds Sterling except that if the Shares:

(a)	are not all acquired on the relevant Appropriation Date or Acquisition Date; or

(b)	are acquired otherwise than by means of a purchase of Shares on a regulated market,

the average purchase price per Share will be the middle market quotation of a Share of the same class on the New York Stock Exchange on the Dealing Day immediately before the relevant Appropriation Date or Acquisition Date as determined by the Trustees converted into Pounds Sterling; or

(3)	acquired by the Trustees by subscription and/or by purchase, the value per Share calculated on the other basis agreed by the Trustees and HMRC in accordance with paragraph 92 of Schedule 2 (Determination of market value) converted into Pounds Sterling;

ii)	in relation to Partnership Shares with an Accumulation Period, the market value specified in the relevant Partnership Share Agreement for that Accumulation Period as required by paragraph 52 of Schedule 2 which must be one of the following:

(1)	the lower of the market value of a Share:

(a)	at the beginning of the Accumulation Period; and

(b)	on the Acquisition Date;

(2)	the market value of a Share at the beginning of the Accumulation Period; or

(3)	the market value of a Share on the Acquisition Date. Market value for these purposes means:

(a)	on any day the middle market quotation of a Share of the same class on the New York Stock Exchange on the Dealing Day before that day as determined by the Trustees converted into Pounds Sterling; or

(b)	the value per Share calculated on any other basis agreed between the Trustees and HMRC in accordance with paragraph 92 of Schedule 2 (Determination of market value) before the beginning of the Accumulation Period converted into Pounds Sterling; and

b)	if the Shares are not admitted to trading on the New York Stock Exchange:

i)	in relation to Free Shares, Matching Shares, Partnership Shares with no Accumulation Period and Dividend Shares, on any day the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992, converted into Pounds Sterling and agreed for the purposes of the Plan with HMRC Shares and Assets Valuation on or before that day; and

ii)	in relation to Partnership Shares with an Accumulation Period, the market value specified in the relevant Partnership Share Agreement for that Accumulation Period as required by paragraph 52 of Schedule 2 which must be one of the following:

(1)	the lower of the market value of a share:

(a)	at the beginning of the Accumulation Period; and

(b)	on the Acquisition Date;

(2)	the market value of a Share at the beginning of the Accumulation Period; or

(3)	the market value of a Share on the Acquisition Date.

Market value for these purposes means the market value determined as described in paragraph (b)(i) above.

Matching Shares: Shares that:

a)	have been appropriated to Participants without payment under rule 44 to rule 46, in proportion to Partnership Shares acquired for them and which, if relevant, shall include any New Shares held for them; and

b)	remain subject to the Plan.

New York Stock Exchange: means the New York Stock Exchange or any successor body.

New Shares: shares that are acquired following a Company Reconstruction that meets the requirements of paragraph 86 of Schedule 2. In this definition “shares” means any securities or rights which for the purposes of Chapter 2 of Part 4 of TCGA 1992 form part of the new holding.

NICs: National Insurance contributions.

Original Holding: any Plan Shares of a Participant.

Participant: any individual for whom the Trustee holds Plan Shares. The term participate shall be construed accordingly.

Participating Company:

a)	the Company; and

b)	any Eligible Company specified by the Compensation Committee (at the relevant time) to be a Participating Company.

Partnership Shares: Shares that:

a)	have been acquired for Participants under rule 29 to rule 43 using money deducted from those Participants’ Salaries and which, where the context so permits, shall include any New Shares held on their behalf; and

b)	remain subject to the Plan.

Partnership Share Agreement: an agreement entered into under rule 30.

Partnership Share Money: money deducted from a Participant’s Salary under a Partnership Share Agreement to be held in accordance with the Plan and used for the Acquisition of Partnership Shares.

Plan: the employee share plan established and governed by these rules and the Trust Deed and which will be known as the ADI UK Sharebuilder Plan.

Plan Shares:

a)	Free Shares, Matching Shares and Partnership Shares;

b)	Dividend Shares; and

c)	New Shares.

Qualifying Company: has the meaning given in paragraph 17 of Schedule 2.

Qualifying Corporate Bond: has the meaning given in section 117 of TCGA 1992.

Qualifying Deposit Taker: a person, firm or building society as set out in paragraph 49(3) of Schedule 2.

Qualifying Date: the date on which the eligibility of employees to participate in an Award or Acquisition is determined, being:

a)	in the case of Free Shares, the Appropriation Date;

b)	in the case of Partnership Shares or Matching Shares:

i)	if there is no Accumulation Period, the date that Partnership Share Money is deducted in respect of the Partnership Shares; and

ii)	if there is an Accumulation Period, the date of the first deduction of Partnership Share Money in respect of the Partnership Shares in the Accumulation Period,

or subject to the definition of Qualifying Period any other date determined by the Trustee which is consistent with Schedule 2

Qualifying Period: has the meaning given in rule 6

“Reconstruction or Takeover” means any transaction affecting Plan Shares as mentioned in paragraph 37 of Schedule 2

Redundancy: has the meaning given in the Employment Rights Act 1996.

Relevant Restriction: any provision included in any contract, agreement, arrangement or condition to which any of sections 423(2), 423(3) and 423(4) of ITEPA 2003 would apply if references in those sections to employment-related securities were references to Shares.

Relevant Third Party: the Participant’s employer and any other Participating Company.

Salary: has the meaning given in paragraph 43(4) of Schedule 2.

Schedule 2: Schedule 2 to ITEPA 2003.

Schedule 2 SIP: a share plan that meets the requirements of Schedule 2.

Share Incentive Scheme: any arrangement to provide employees or directors with shares.

Share: means a share of Common Stock in the Company that meet the requirements of paragraphs 26 to 33 of Schedule 2.

Taxable Event: an event that gives rise to a liability for pay as you earn (PAYE) income tax and NICs (or the equivalent in any jurisdiction) in respect of Plan Shares, Partnership Share Money or any other aspect of the Plan.

Tax Liability: any PAYE income tax and primary class 1 (employee) NICs (or the equivalent in any jurisdiction) that the Trustee, the Company or any employer (or former employer) of the relevant taxpayer must account for or reasonably believes is due as a result of a Taxable Event.

Tax Year: a period beginning on 6 April in one year and ending on 5 April in the following year.

TCGA 1992: the Taxation of Chargeable Gains Act 1992.

Termination Notice: a notice given by the Company under paragraph 89 of Schedule 2.

Trust: the ADI UK SIP Trust, set up and regulated by the Trust Deed.

Trust Deed: the deed setting up the Trust dated [DATE], between the Company and the Trustee.

Trustee: Computershare Trustees Limited incorporated and registered in England and Wales with company number 03661515, or its successor as trustee under the Trust.

1.2	Rule headings shall not affect the interpretation of the Plan.

1.3	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.4	Unless the context otherwise requires, a reference to one gender shall include a reference to any other gender.

1.5	A reference to legislation or a legislative provision is a reference to it as amended, extended or re-enacted from time to time.

1.6	A reference to legislation or a legislative provision shall include all subordinate legislation made from time to time under that legislation or a legislative provision.

1.7	A reference to writing or written includes email.

1.8	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.9	A reference to the Plan or to any other agreement or document referred to in the Plan is a reference to the Plan or any other agreement or document as varied or novated (in each case, other than in breach of the provisions of the Plan) from time to time.

1.10	References to rules are to the rules of the Plan and references to clauses are to clauses of the Trust Deed.

1.11	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, preceding those terms.

2	Period of operation

Invitations to participate in the Plan may only be issued after the Adoption Date.

3	Issue of invitations and Award of Shares

3.1	The Compensation Committee may issue invitations to participate in the Plan at any time.

3.2	Awards must not be made at any time if it would be unlawful, or in breach of any regulations or guidance with which the Company complies

4	Compensation Committee to decide whether Partnership, Free or Matching Shares will be awarded

The Compensation Committee may decide from time to time to issue invitations to Eligible Employees to participate in any one or more of the following:

(a)	Awards of Free Shares under rule 24 to rule 28;

(b)	Acquisitions of Partnership Shares under rule 29 to rule 43; and

(c)	Awards of Matching Shares under rule 44 to rule 46 (but only in relation to Acquisitions of Partnership Shares).

5	Eligibility to participate in the Plan

5.1	On each occasion that the Compensation Committee decides to issue invitations to participate under the Plan, any Eligible Employee at the Qualifying Date must be invited to participate.

5.2	On each occasion that the Compensation Committee decides to issue invitations to participate under the Plan, the Compensation Committee may (but is not obliged to) invite any individual who satisfies the following conditions to participate:

(a)	being an employee of a Participating Company; and

(b)	if a qualifying period of Continuous Service is specified by the Compensation Committee in accordance with rule 6, having at all times during that period been an employee of a Qualifying Company.

6	Continuous Service

6.1	For each invitation to participate in an Award, the Compensation Committee may specify a qualifying period of Continuous Service that must be:

(a)	in relation to Free Shares, not more than 18 months (or any different period specified by paragraph 16(2) of Schedule 2) ending with the date on which an Award of Free Shares is made;

(b)	in relation to an Acquisition of Partnership Shares with no Accumulation Period and any related Award of Matching Shares, not more than 18 months (or any different period specified by paragraph 16(3) and (5) of Schedule 2) ending with the deduction of the Partnership Share Money relating to the Acquisition of Partnership Shares; and

(c)	in relation to an Acquisition of Partnership Shares with an Accumulation Period and any related Award of Matching Shares, not more than six months (or any different period specified by paragraph 16(4) and (6) of Schedule 2) ending with the start of the Accumulation Period.

7	Participation on the same terms

7.1	All invitations to participate in an Award made on a particular occasion must be made on the same terms.

7.2	Participation in any Award on a particular occasion must take place on the same terms

8	Overall limit on Awards

While the Company is subject to such a requirement, no Award will be made, if the total number of Dilutive Shares would be more than 10% of the issued share capital of the Company.

9	Tax Liabilities

9.1	By accepting an invitation to participate in an Award, each Participant agrees to:

(a)	pay any Tax Liability to the Trustee, the Company, the Participant’s employer or former employer; or

(b)	make arrangements to their satisfaction for any Tax Liability to be paid;

9.2	Each Participant further agrees that if the Trustee must account for a Tax Liability because the Participant’s Plan Shares cease to be subject to the Plan (within the meaning given in rule 23.1), the Trustee may:

(a)	sell those Shares to meet that Tax Liability; or

(b)	sell the remaining Shares, if the Participant holds any remaining Plan Shares,

unless the Participant has paid or made arrangements to pay the Tax Liability under rule 9.1.

10	Relationship with employment contracts

10.1	The rights and obligations of any individual as an employee or director of a company shall not be affected by being a Participant.

10.2	The value of any benefits under the Plan shall not be taken into account in deciding any pension or similar entitlements.

10.3	Employees of Constituent Companies and Associated Companies (past and present) have no right to compensation for any loss in respect of Awards under the Plan, arising because:

(a)	their employment ends;

(b)	the status of a company under the Plan changes;

(c)	they meet the criteria in rule 5.1 but the Compensation Committee does not invite them to participate under that rule;

(d)	any business is transferred from a Participating Company to any person or company that is not a Participating Company or an Associated Company;

(e)	the pattern of Awards changes (for example, because the terms are varied or suspended completely); or

(f)	the Compensation Committee does not nominate an Eligible Company to be a Participating Company.

11	Notices

11.1	Any notice or other communication given under or in connection with the Plan shall be in writing and shall be:

(a)	delivered by hand or by pre-paid first-class post or other next working day delivery service at the Appropriate Address. For the purposes of this rule 11.1(a), the Appropriate Address means:

(i)	in the case of the Company, its registered office provided the notice is marked for the attention of the General Counsel;

(ii)	the home address of an Eligible Employee or Participant; and

(iii)	if the Participant has died, and notice of the appointment of personal representatives has been given to the Company, any contact address they have specified in that notice;

(b)	sent by email to the Appropriate Email. For the purposes of this rule 11.1(b) Appropriate Email Address means:

(i)	in the case of the Company, [EMAIL ADDRESS]; and

(ii)	the work email address of an Eligible Employee or Participant who is permitted to receive personal emails at work.

11.2	Any notice or other communication given under this rule 11 shall be deemed to have been received:

(a)	if delivered by hand, on signature of a delivery receipt, or at the time the notice is left at the proper address;

(b)	if sent by pre-paid first-class post or other next working day delivery service, at 9.00am on the second Business Day after posting, or at the time recorded by the delivery service;

(c)	if sent by email, at 9.00am on the next Business Day after sending.

12	Termination of the Plan

12.1	The Compensation Committee may issue a Termination Notice at any time, if it considers it appropriate to do so.

12.2	After the issue of a Termination Notice, no further Awards can be made under the Plan.

12.3	A copy of the Termination Notice must be given without delay to:

(a)	the Trustee;

(b)	each Participant; and

(c)	each individual who has entered into a Partnership Share Agreement that was in force immediately before the Termination Notice was issued.

13	Administration and amendment

13.1	The Compensation Committee shall direct the administration of the Plan.

13.2	The Compensation Committee may amend the Plan from time to time but:

(a)	the Compensation Committee may not amend a Key Feature of the Plan if the effect would be that the Plan would no longer be a Schedule 2 SIP. If the Compensation Committee amends a Key Feature of the Plan, the Company shall make a declaration within paragraph 81B(7) of Schedule 2 that the Plan continues to meet the requirements of Parts 2 to 9 of Schedule 2;

(b)	While Shares are admitted to the New York Stock Exchange, the Compensation Committee may not make any amendment to the advantage of Participants if that amendment relates to:

(i)	the definition of Eligible Employee;

(ii)	rule 8; or

(iii)	the basis for determining a Participant’s entitlement to, and the terms of, Shares provided under the Plan;

without the prior approval of the Company in general meeting, unless it is a minor amendment:

(i)	to benefit the administration of the Plan;

(ii)	to take account of a change in legislation; or

(iii)	to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or for the Company or any Participating Company.

14	Governing law

The Plan and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

15	Jurisdiction

15.1	Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with the Plan or its subject matter or formation (including non-contractual disputes or claims).

15.1	Each party irrevocably consents to any process in any legal action or proceedings under rule 15.1 being served on it in accordance with the provisions of the Plan relating to service of notices. Nothing contained in the Plan shall affect the right to serve process in any other manner permitted by law.

16	Third party rights

16.1	Except as set out in rule 16.3, a person who is not a party to an Award has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or otherwise claim any benefit in connection with, these rules or any Award.

16.2	The parties to an Award may vary, waive, settle, rescind, surrender or terminate an Award (in whole or in part) without the consent of any person who is not a party to it.

16.3	Rule 16.1 does not prevent a Relevant Third Party from enforcing any term of these rules or any Award that expressly confers a benefit on that Relevant Third Party.

17	Data protection

For the purpose of operating the Plan, the Company will collect and process information relating to Employees in accordance with the privacy notice which is available on request by email addressed to [ADD EMAIL ADDRESS].

18	Stamp duty and stamp duty reserve tax

On or before the date on which invitations to participate in an Award are issued, the Compensation Committee must specify which of the following will be responsible for paying any stamp duty or stamp duty reserve tax arising on an Award:

(a)	the Company;

(b)	the Participating Company that is or was the Participant’s employer company, if the costs of operating the Plan are divided between Constituent Companies; or

(c)	the Trustee, provided that:

(i)	the Trustee gives its prior written consent; and

(ii)	the Trust will have sufficient unallocated funds to meet the relevant stamp duty liability, or the Company (or relevant Participating Company) will provide sufficient additional funds to allow the Trust to do so

19	Holding periods for Free Shares, Matching Shares and Dividend Shares

19.1	The Compensation Committee must specify a Holding Period for each Award of Free Shares or Matching Shares.

19.2	The Compensation Committee may specify different Holding Periods for different Awards of Free Shares or Matching Shares, but may not increase any Holding Period once it has begun.

19.3	During a Holding Period, every Participant who participates in the relevant Award of Free Shares, Matching Shares or Dividend Shares must:

(a)	allow those Plan Shares to remain in the hands of the Trustee; and

(b)	not assign, charge or otherwise dispose of the beneficial interest in those Plan Shares.

19.4	A Participant’s obligations with respect to a Holding Period end if, during the Holding Period, the Participant ceases to be employed by a Participating Company or any Associated Company (without then employed by any other company that is an Associated Company).

19.5	During a Holding Period, a Participant with Plan Shares subject to that Holding Period may instruct the Trustee to:

(a)	accept an offer for any of the relevant Plan Shares, if it will result in new holdings which are equated with the corresponding original Plan Shares for the purposes of capital gains tax; or

(b)	agree to a transaction affecting any of the relevant Plan Shares (or those that belong to a particular class), if the transaction would be entered into as a result of a compromise, arrangement or scheme that affects:

(i)	all the ordinary share capital of the relevant company or all shares in the class in question; or

(ii)	all the ordinary share capital of the relevant company or all shares in the class in question that are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a Schedule 2 SIP; or

(c)	accept an offer for any of the relevant Plan Shares of:

(d)	cash (with or without other assets); or

(e)	a Qualifying Corporate Bond (with or without other assets or cash or both), if that offer forms part of a general offer that:

(i)	is made to holders of shares of the same class, or to holders of shares in the same company, as the relevant Plan Shares; and

(ii)	is made in the first instance on a condition such that, if it is satisfied, the person making the offer will have control of the relevant company. (In this rule 19.5(c)(iv), control has the same meaning as in sections 450 to 451 of CTA 2010 and not the meaning given in rule 1.1.)

20	Forfeiture of Free Shares and Matching Shares

20.1	For each Award of Free Shares, the Compensation Committee may specify under the Contract of Participation whether rule 20.3 shall apply to all of the Shares in that Award, and, if so, shall specify the Forfeiture Period.

20.2	For each Award of Matching Shares, the Compensation Committee may specify under the relevant Partnership Share Agreement whether rule 20.3 shall apply to all of the Shares in that Award and, if so, shall specify the Forfeiture Period.

20.3	If this rule 20.3 applies to any Free Shares and Matching Shares, they will be Forfeit if, during the Forfeiture Period, the Participant’s employment with a Participating Company or any Associated Company ends (and the Participant is not employed by any other company that is an Associated Company), unless the employment ends because of:

(a)	injury or disability;

(b)	Redundancy;

(c)	a relevant transfer within the meaning of the Transfer or Undertakings (Protection of Employment) Regulations 2006;

(d)	if the Participant is an employee of an Associated Company, a change of control or other circumstances as a result of which it is no longer an Associated Company;

(e)	retirement; or

(f)	death.

20.4	Free Shares and Matching Shares will be Forfeit if any Shares are withdrawn from the Plan as described in rule 22 during the Forfeiture Period.

20.5	Forfeiture must not be linked to the performance of any individual.

21	Partnership Shares and Dividend Shares to be offered for sale on cessation of employment

21.1	For each Acquisition of Partnership Shares, the Compensation Committee may specify under the Partnership Share Agreement whether the Shares must be offered for sale in accordance with rule 21.3.

21.2	For each Acquisition of Dividend Shares, the Compensation Committee may specify whether the Shares must be offered for sale in accordance with rule 21.3.

21.3	If this rule applies to any Partnership Shares or Dividend Shares, they will be required to be offered for sale for the price specified in rule 21.4 or rule 21.5 as applicable. If Shares are required to be offered for sale, for the purposes of clause 5.3 of the Trust Deed, the Participant will be deemed to instruct the Trustee to dispose of such Shares in accordance with this rule 21.

21.4	If the Participant’s employment with a Participating Company or any Associated Company ends (and the Participant is not employed by any other company that is an Associated Company) after the expiry of three years from the Acquisition Date for any of the reasons specified in rule 20.3(a) to rule 20.3(f), the price at which Partnership Shares and Dividend Shares must be offered for sale under rule 21.3 must be the Market Value of the Shares at the time they are offered for sale.

21.5	If the Participant’s employment with a Participating Company or any Associated Company ends (without being employed by any other company that is an Associated Company) within three years of the Acquisition Date and for any reason other than a reason specified in rule 20.3(a) to rule 20.3(f), the price at which Partnership Shares and Dividend Shares must be offered for sale under rule 21.3 must be the lower of:

(a)	the amount of Partnership Share Money or dividends applied in the Acquisition of Shares on behalf of the Participant; or

(b)	the Market Value of the Shares at the time they are offered for sale.

22	Withdrawal of Shares from the Plan

22.1	phrase “withdrawn from the Plan” has the meaning given in paragraph 96 of Schedule 2.

22.2	A Participant may withdraw from the Plan any Free Shares, Matching Shares or Dividend Shares held by the Trustee at any time after the end of the applicable Holding Period

23	Plan Shares ceasing to be subject to the Plan

23.1	Plan Shares cease to be subject to the Plan on the earliest of the following:

(a)	when they are withdrawn from the Plan by the Participant (subject to rule 20); or

(b)	when the relevant Participant’s employment with a Participating Company or any Associated Company ends (without being employed by any other company that is an Associated Company).

23.2	rule 23.2 applies to a Participant who is expected to acquire Partnership Shares under a Partnership Share Agreement but whose employment with a Participating Company or any Associated Company ends (without being employed by any other company that is an Associated Company) before the Acquisition Date, and either

(a)	if there is an Accumulation Period and it has ended; or

(b)	if there is no Accumulation Period, but Partnership Share Money has been deducted.

For the purposes of rule 23.1(a) the Participant’s employment is treated as ending immediately after the relevant Partnership Share Award is made.

23.3	Subject to rule 20, the Trustee will transfer or dispose of Shares that cease to be subject to the Plan under rule 23.1 as soon as possible in accordance with the Participant’s instructions. This is provided the Shares are not required by the Trustee to discharge the Participant’s PAYE obligations in accordance with rule 9.

24	Free Share Awards

24.1	Subject to rule 24 to rule 28, the Compensation Committee may from time to time instruct the Trustee to invite Eligible Employees to participate in an Award of Free Shares.

24.2	For each Award of Free Shares, the Compensation Committee may specify that:

(a)	each Participant receives a certain number or value of Free Shares, which will be the same for each of Participant); or

(b)	the number or value of Free Shares received by each Participant is determined in accordance with rule 27 and (if applicable) rule 28.

25	Contracts of Participation

An Eligible Employee who wishes to participate in an Award of Free Shares must enter into a Contract of Participation with the Company and the Trustee in the form specified by the Compensation Committee from time to time.

26	Maximum annual value of Free Share Awards

26.1	In any Tax Year, the total Market Value of Free Shares (at the relevant Award Dates) awarded to any individual must not be more than £3,600 (or any other amount specified by paragraph 35(1) of Schedule 2).

26.2	For the purposes of rule 26.1, Free Shares includes any free shares (as defined in Schedule 2) awarded under any share incentive plan (other than the Plan):

(a)	that is a Schedule 2 SIP at the time of the award of those free shares; and

(b)	set up by the Company or any connected company as defined in paragraph 18(3) of Schedule 2

26.3	If Free Shares are subject to a Relevant Restriction, information on the nature of the Relevant Restriction must be included in the Contract of Participation.

27	Free Share Award levels set by remuneration, service or hours worked

27.1	The Compensation Committee may specify that the value or number of Free Shares awarded is calculated (in a manner determined by the Compensation Committee) by reference to each Participant’s:

(a)	remuneration;

(b)	length of service; or

(c)	hours worked.

27.2	If more than one of these factors is used:

(a)	each factor will give rise to a separate level of entitlement to Free Shares for each Participant; and

(b)	a Participant’s total entitlement to Free Shares is the sum of those separate entitlements.

27.3	If Award levels are set in this way, the Company must inform each Participant how the value or number of Free Shares awarded was calculated.

28	Free Share Award levels set by reference to performance targets

28.1	The Compensation Committee may specify that the value or number of Free Shares (if any) to be awarded is determined (either in whole or in part) by reference to performance targets specified by the Compensation Committee for that Award. The performance targets specified must apply to all Eligible Employees in relation to that Award.

28.2	Any performance target must:

(a)	be set for a performance unit of one or more employees specified by the Compensation Committee (but no employee may be a member of more than one performance unit);

(b)	relate to business results or other objective criteria over a specified period;

(c)	be a fair and objective measure of the performance of the performance unit;

(d)	be communicated by the Company to Participants who may be affected by it, as soon as possible in accordance with rule 28.3; and

(e)	comply with rule 28.6 (if applicable).

28.3	As soon as reasonably practicable, the Company must:

(a)	notify each Participant that has entered into a Contract of Participation of the performance targets and measures that will be used to determine the number or value of Free Shares to be awarded under that agreement; and

(b)	notify all Eligible Employees in general terms of the performance measures that will be used to determine the number or value of Free Shares that will be awarded to each Participant under the Award. The Company may omit from that notice any information that it reasonably considers would prejudice commercial confidentiality, if it was disclosed.

28.4	If the Compensation Committee specifies, under rule 28.1, that an Award of Free Shares will be determined by reference to performance targets for that Award of Free Shares, the Compensation Committee must specify which of rule 28.5 or rule 28.6 will apply to that Award.

28.5	If the Compensation Committee specifies that this rule 28.5 applies to an Award of Free Shares:

(a)	at least 20% of those Free Shares must not be performance-linked, so that each Participant receives a number of Free Shares that is either (as specified by the Compensation Committee):

(i)	the same for all Participants; or

(ii)	calculated using the factors listed in rule 27.1;

(b)	the remaining Free Shares in the Award must be awarded by reference to performance;

(c)	the highest number of Free Shares awarded to any individual under rule 28.5(b) must not be more than four times the highest number of Free Shares awarded to any individual under rule 28.5(a); and

(d)	if the Award includes Free Shares of different classes, the requirements of this rule 28.5 will apply to the Free Shares of each class as if they were a separate Award of Free Shares.

28.6	If the Compensation Committee pecifies that this rule 28.6 applies to an Award of Free Shares:

(a)	some or all of the Free Shares in the Award (as specified by the Compensation Committee) must be awarded by reference to performance;

(b)	the performance targets specified for different performance units must be consistent targets, which are reasonably comparable in terms of the likelihood of being met by the performance units to which they apply;

(c)	the Free Shares in the Award must be awarded so that each Participant within a given performance unit receives an amount of Free Shares (if any) that is determined in whole or in part by reference to the relevant performance target and is either (as specified by the Compensation Committee):

(i)	the same for all Participants in that performance unit; or

(ii)	different for different members of the performance unit, with the differences between members determined using the factors listed in rule 27.1;

(d)	in deciding whether invitations to participate and the participation of individual Participants under an Award of Free Shares are on the same terms, as required by rule 7, the Free Shares awarded to each performance unit will be treated as a separate Award. If the requirements of this rule 28.6 are met, invitations to participate made to, and participation by, members of different performance units under an Award of Free Shares do not need to be on the same terms.

29	Partnership Share Awards

Subject to the rules, the Compensation Committee may from time to time instruct the Trustee to invite Eligible Employees to acquire Partnership Shares.

30	Partnership Share Agreements

30.1	A Participant who wishes to participate in an Acquisition of Partnership Shares (and any related Award of Matching Shares) must enter into a Partnership Share Agreement with the Company and the Trustee in a form specified by the Compensation Committee from time to time.

30.2	Each Partnership Share Agreement must include a notice in a prescribed form, as specified in paragraph 48 of Schedule 2 and the Company must not enter into a Partnership Share Agreement that does not contain this notice.

30.3	If Partnership Shares are subject to a Relevant Restriction, information on the nature of the Relevant Restriction must be included in the Partnership Share Agreement.

31	Accumulation Periods

31.1	For each Acquisition of Partnership Shares, the Compensation Committee may (but is not required to) specify an Accumulation Period that must:

(a)	not be longer than 12 months;

(b)	have its beginning and end specified in the Partnership Share Agreement;

(c)	begin not later than the date of the first deduction of Partnership Share Money to be used for that Acquisition; and

(d)	be the same for all Eligible Employees.

31.2	If, during an Accumulation Period, a signatory to a Partnership Share Agreement’s employment with a Participating Company or any Associated Company ends (and the signatory is not then employed by any other company that is an Associated Company), the money deducted during that Accumulation Period must be returned to the signatory’s as soon as possible, after the deduction of income tax and primary class 1 (employee) NICs.

31.3	For each Acquisition of Partnership Shares for which an Accumulation Period applies, the Partnership Share Agreement may specify that the Accumulation Period will come to an end when an event specified in the agreement occurs, in accordance with paragraph 51(3)(b) of Schedule 2.

31.4	If a transaction occurs during an Accumulation Period that results in a new holding of shares being treated, for the purposes of capital gains tax, as being the same as any Partnership Shares that were to be acquired, each Partnership Share Agreement will (if the Participant consents) be treated as an agreement for the purchase of shares of the same description in the acquiring company.

32	Limitations on the maximum amount of Partnership Share Money

32.1	In any Tax Year, the amount of Partnership Share Money deducted from an Eligible Employee’s Salary must not be more than the maximum amount specified by paragraph 46 of Schedule 2.

32.2	In rule 32.1, Partnership Share Money includes any partnership share money (as defined in Schedule 2) deducted under any share incentive plan (other than the Plan) that was:

(a)	a Schedule 2 SIP when the partnership share money was deducted; and

(b)	set up by the Company or any connected company as defined in paragraph 18(3) of Schedule 2.

32.3	For any Acquisition of Partnership Shares, the Compensation Committee may set a limit on the amount of Partnership Share Money deducted, which is a sum of money or percentage of Salary for each Tax Year that is less than the maximum amount specified by paragraph 46 of Schedule 2.

32.4	For any Acquisition of Partnership Shares, the Compensation Committee may specify that particular descriptions of earnings determined by the Compensation Committee should be excluded from an Eligible Employee’s Salary when calculating any amount specified by the Compensation Committee under rule 32.3.

32.5	Any amount of Partnership Share Money deducted in excess of:

(a)	the maximum amount specified by paragraph 46 of Schedule 2; or

(b)	any limit set by the Compensation Committee under rule 32.3,

must be repaid as soon as possible (after the deduction of income tax and primary class 1 (employee) NICs).

33	Deductions from Salary

33.1	A Partnership Share Agreement will be given effect by deductions of Partnership Share Money from a Participant’s Salary in accordance with the Partnership Share Agreement.

33.2	The Partnership Share Agreement must specify:

(a)	the amounts of Partnership Share Money (which may be expressed as a percentage of Salary) to be deducted; and

(b)	the intervals at which the deductions must be made.

33.3	A Participant may agree in writing with the Company to vary the amount of Partnership Share Money or the intervals at which deductions are made at any time.

33.4	The Participant’s employer company must calculate the amount of Partnership Share Money and the intervals at which deductions are made with regard to the limit on deductions from Salary in rule 32.

34	Minimum deduction of Partnership Share Money

For each Acquisition of Partnership Shares, the Compensation Committee may specify a minimum amount that may be deducted from an Eligible Employee’s Salary as Partnership Share Money. The specified minimum amount must not be more than £10 (or any other amount specified by paragraph 47(2) of Schedule 2).

35	Holding and application of Partnership Share Money

35.1	Partnership Share Money must be:

(a)	paid over to the Trustee as soon as possible; and

(b)	held by the Trustee in an account with a Qualifying Deposit Taker until it is either:

(i)	used by the Trustee to acquire Partnership Shares for the Participant; or

(ii)	repaid to the employee under any other rule of this Plan.

35.2	If the account referred to in rule 35.1(b) is an interest bearing account, the Trustee must account to each Eligible Employee for any interest earned on the Partnership Share Money.

36	Restriction on maximum number of Partnership Shares

36.1	For each Acquisition of Partnership Shares, the Compensation Committee may specify a maximum number of Shares that Participants may acquire.

36.2	Partnership Share Agreements must contain an undertaking by the Company to notify the Participant if there is any restriction on the number of Partnership Shares and any associated threshold amount for the purposes of scaling down under rule 37 before:

(a)	the beginning of the Accumulation Period, if there is one; and

(b)	the deduction of the Partnership Share Money, if there is no Accumulation Period.

37	Scaling down the number of Partnership Shares received by each Participant

37.1	The number of Partnership Shares received by each Participant shall be proportionately reduced, if:

(a)	the Compensation Committee has specified a maximum number of Shares available for an Acquisition of Partnership Shares under rule 36; and

(b)	the Partnership Share Money deducted (or to be deducted) for that Acquisition would acquire a total number of Partnership Shares in excess of the specified limit.

37.2	Each Participant must be notified of the scaling down and its effect on the number of Partnership Shares awarded to that Participant.

38	Acquisition of Partnership Shares

38.1	The Trustee must apply each Eligible Employee’s Partnership Share Money to acquire Partnership Shares on the relevant Acquisition Date.

38.2	If there is no Accumulation Period, the number of Partnership Shares acquired for each Participant (rounded down to the nearest whole number) is calculated by dividing the Participant’s available Partnership Share Money by the Market Value of a Share on the Acquisition Date.

38.3	If there is an Accumulation Period, the number of Shares (rounded down to the nearest whole number) will be calculated by dividing the Participant’s available Partnership Share Money by one of the following, as determined by the Compensation Committee:

(a)	the lower of the Market Value of a Share at the beginning of the Accumulation Period and the Market Value of a Share on the Acquisition Date;

(b)	the Market Value of a Share at the beginning of the Accumulation Period; or

(c)	the Market Value of a Share on the Acquisition Date.

The Partnership Share Agreement must specify which of these methods is used to calculate the number of Partnership Shares.

39	Surplus Partnership Share Money

Any Partnership Share Money remaining after an Acquisition of Partnership Shares:

(a)	may, with the agreement of the Participant, be carried forward to the next Accumulation Period or (if there are no Accumulation Periods) be added to the amount of the next deduction; or

(b)	must be repaid to the Participant as soon as possible after the deduction of income tax and primary class 1 (employee) NICs.

40	Withdrawal from Partnership Share Agreement

40.1	A Participant may withdraw from a Partnership Share Agreement at any time by notice in writing to the Company. Unless a later date is specified in it, a notice given under this rule 40.1 will take effect 30 days after the Company receives it.

40.2	Any Partnership Share Money held for a Participant at the time of withdrawal from the Partnership Share Agreement under rule 40.1 will be repaid to the Participant as soon as possible after the deduction of income tax and primary class 1 (employee) NICs.

41	Stopping and restarting deductions of Partnership Share Money

41.1	A Participant may give notice in writing to the Company to stop deductions of Partnership Share Money under a Partnership Share Agreement at any time. Unless a later date is specified in the notice, the Company must ensure that no further deductions are made more than 30 days after it receives the notice.

41.2	A Participant who has stopped deductions of Partnership Share Money may give notice in writing to the Company to restart deductions of Partnership Share Money under the relevant Partnership Share Agreement. Unless a later date is specified in the notice, the Company must ensure that deductions are restarted no later than 30 days after the Company receives the notice (unless the date of the first deduction falls after that).

41.3	A Participant who restarts deductions under rule 41.2 may not make up any deductions that have been missed while the deductions were stopped

42	Repayment of Partnership Share Money if Plan terminated or no longer tax-advantaged

Any Partnership Share Money held must be repaid to the affected Participants as soon as possible, after the deduction of income tax and primary class 1 (employee) NICs, in the following circumstances:

(a)	the Plan ceases to be a Schedule 2 SIP; or

(b)	a Termination Notice is issued under rule 12.

43	Withdrawal of Partnership Shares from the Plan

A Participant may withdraw Partnership Shares from the Plan at any time, but this may result in the Participant forfeiting some or all of the corresponding Matching Shares under rule 20.

44	Matching Share Awards

Subject to these rules, the Compensation Committee may from time to time instruct the Trustee to make an Award of Matching Shares in connection with an Acquisition of Partnership Shares.

45	Matching Shares

45.1	Matching Shares must:

(a)	be of the same class and carry the same rights as the Partnership Shares to which they relate;

(b)	be awarded on the same day as the Partnership Shares to which they relate; and

(c)	be awarded to all Participants that acquire Partnership Shares to which the Matching Shares relate on exactly the same basis.

45.2	If Matching Shares are subject to a Relevant Restriction, information on the nature of the Relevant Restriction must be included in the Partnership Share Agreement

46	Determining the number of Matching Shares to be awarded

46.1	For any Award of Matching Shares, the Compensation Committee must specify the ratio of Matching Shares to Partnership Shares. The ratio determined by the Compensation Committee must not exceed two Matching Shares for every Partnership Share (or any other limit specified by paragraph 60(2) of Schedule 2).

46.2	A Partnership Share Agreement under which an Award of Matching Shares is to be made must specify the ratio of Matching Shares to Partnership Shares determined by the Compensation Committee under rule 46.1 and the circumstances and manner in which the ratio may be changed by the Compensation Committee under rule 46.3.

46.3	The Compensation Committee, in its absolute discretion, may alter the ratio of Matching Shares to Partnership Shares at any time, however:

(a)	the Compensation Committee must give notice of any such change to all affected Participants and the Trustee as soon as possible; and

(b)	any altered ratio must take effect on the first Acquisition of Partnership Shares in relation to which Matching Shares are to be awarded falling after the end of a period of 30 days from the date the Compensation Committee sent the notice.

46.4	If the calculation of the number of Matching Shares to be awarded to a Participant gives a result that is not a whole number:

(a)	in that Award, the Participant will receive the largest whole number of Matching Shares that is less than the entitlement (or no Matching Shares if the entitlement is less than one); and

(b)	the entitlement to less than one Matching Share not reflected in that Award will be carried forward and added to the entitlement to Matching Shares in the next (and if necessary, any subsequent) Awards of Matching Shares (if any).

46.5	If a Participant withdraws from the relevant Partnership Share Agreement while entitled to receive less than one Matching Share in a potential future Award under rule 46.4(b), the Participant will not be compensated for the loss of that entitlement.

47	Instructions to acquire Dividend Shares

47.1	The Company may at any time direct the Trustee to use some or all of the cash dividends paid in respect of Plan Shares to acquire Dividend Shares on behalf of:

(a)	all Participants; or

(b)	those Participants who elect to reinvest their dividends.

47.2	The Company may at any time revoke or amend any instruction previously given under rule 47.1.

47.3	In any instruction given or amended under rule 47.1, the Company must set out the amount of cash dividends to be applied by the Trustee in accordance with that rule 47.1, or how that amount is to be determined.

48	Dividend Shares

Dividend Shares must be Shares of the same class and carry the same rights as the Plan Shares in respect of which the dividend is paid.

49	Acquisition of Dividend Shares

49.1	In acquiring Dividend Shares, the Trustee must treat Participants fairly and equally.

49.2	The Trustee must apply cash dividends to acquire Dividend Shares on behalf of Participants on the Acquisition Date.

49.3	The number of Dividend Shares acquired on behalf of each Participant is determined by the Market Value of those Shares on the Acquisition Date.

50	Dividend amounts carried forward

50.1	Subject to rule 50.2, any amount of cash dividend received on behalf of a Participant that is not used to acquire Dividend Shares because:

(a)	the cash dividend is not sufficient to acquire a Share; or

(b)	there is an amount left over after acquiring Dividend Shares,

may be retained by the Trustee and added to the amount of the next cash dividend that is used to acquire Dividend Shares for that Participant. Any amount that is kept by the Trustee must be separately identifiable from any other amounts carried forward under this rule.

50.2	If an amount of a cash dividend is carried forward under rule 50.1, it will be repaid to the Participant as soon as possible if:

(a)	the Participant’s employment with a Participating Company or any Associated Company ends (without being employed by any other company which is an Associated Company); or

(b)	a Termination Notice is issued under rule 12.

51	Rights issues and capitalisation issues

51.1	Whenever any rights to acquire New Shares are granted by a company to the holders of any class of shares of which some are Plan Shares the Trustees shall sell sufficient rights nil paid to the extent necessary to enable the Trustees to subscribe in full for the balance of any unsold rights.

51.2	Except as provided in Rule 54, any New Shares taken up by the Trustees on behalf of any Participant under Rule 51.1 will form part of the Participant’s Plan Shares and will be deemed to have been appropriated to, or acquired on behalf of the Participant, in the same way and at the same time as the Participant’s Plan Shares to which they relate except that this Rule 51.2 does not apply in relation to rights arising under a rights issue to subscribe shares in a company unless similar rights are conferred in respect of all ordinary shares in the company.

51.3	Nothing in this Rule requires the Trustees to act in any manner which would involve them in any liability unless indemnified to their satisfaction by the Participant against that liability.

51.4	If any New Shares are allotted by way of capitalisation to the Trustees in respect of any Participant’s Plan Shares, those New Shares will form part of that Participant’s Plan Shares and will be deemed to have been appropriated at the same time as the Participant’s Plan Shares in respect of which they are allocated.

52	Reconstruction and waiver

52.1	If there is a Reconstruction or Takeover affecting Plan Shares, Participants must be notified of the Reconstruction or Takeover by the Trustees and any Participant may give notice to the Trustees instructing them on the action to be taken and, if appropriate, exercise any right to elect to receive any particular form of consideration available in respect of any of his or her Plan Shares.

52.2	If there is a Reconstruction or Takeover affecting Plan Shares, the consideration received will if it consists of cash or securities which cannot be held under the Plan be treated as the proceeds of a disposal under Rule 14.1 and if it consists of New Shares be held by the Trustees as Plan Shares under the Rules applied, with the necessary changes, as if they were the Shares in respect of which they are issued or which they otherwise represent.

52.3	If notices to acquire compulsorily any Plan Shares are issued under section 979 of the Companies Act 2006 by another company for a consideration consisting of cash and/or shares, Participants must be notified of this by the Trustees as soon as practicable after receipt of the notices by the Trustees and the Participant give notice of his or her instructions to the Trustees in relation to the consideration. The provisions of Rules 52.1, 52.2 and 54 apply, with the necessary changes.

52.4	If a transaction occurs during an Accumulation Period by virtue of which the Shares to be acquired under the Partnership Share Agreement would result in a new holding of shares equating to the original holding of shares for capital gains tax purposes, the Compensation Committee must with the consent of the relevant Eligible Employee allow the Partnership Share Agreement to continue in effect as if it were an agreement to purchase the shares comprising the new holding.

53	Scrip dividends

53.1	Except as provided in Rule 47, this Rule 53 applies where the holders of any class of shares of which some are Plan Shares are offered the right to elect to receive shares, credited as fully paid in whole or in part, in place of a cash dividend. Within five Dealing Days or any other period decided by the Trustees before the closing of the offer, the Participant may:

(a)	instruct the Trustees to elect to receive shares; or

(b)	instruct the Trustees to elect to receive cash,

53.2	which instructions may be of particular or of general application and relate to Plan Shares awarded before and after the relevant date of the scrip dividend. If rule 47.1(b) applies the Trustees must notify Participants of their right to elect for shares or cash.

53.3	Any shares taken up by the Trustees on behalf of any Participant under this Rule will not form part of the Participant’s Plan Shares to which they relate and they will belong to the Participant and the Trustees must take all reasonable steps to procure that the Shares so acquired are vested in the Participant without delay.

54	Fractional entitlements

54.1	If a company makes an offer or invitation conferring any rights upon its members including the Trustees to acquire, against payment, additional securities in that company or if that company allots any new securities by way of capitalisation, the Trustees must allocate those rights or securities amongst the Participants concerned on a proportionate basis and, if the allocation will give rise to a fraction of a security or a transferable unit thereof (in this Rule a “unit”), they must round the allocation down to the next whole unit and the Trustees must aggregate the fractions not allocated and use their best endeavours to sell any rights or units which are not allocated and distribute the net proceeds of sale (after deducting any expenses of sale and any tax payable) proportionately among the Participants whose allocation was rounded down, except that any sum of less than £3 otherwise distributable to a particular Participant may be retained by the Trustees.

54.2	If when the Trustees allocate the New Shares received in respect of Plan Shares in accordance with Rules 51 and 52, the allocation would give rise to a fraction of a New Share, the Trustees must, subject to Schedule 2 and the Tax Act, round the allocation up or down to the next whole unit as they think fit.

55	Information

The Trustees must maintain any records necessary to comply with the requirements of paragraph 80 of Schedule 2 (Other duties of trustees in relation to tax liabilities), and must give to each Participant any information in their possession that will enable the Participant to determine and quantify any liability he or she may have to income tax under Chapter 2 of Part 2 of ITEPA (Tax on Employment Income).

56	Disputes

The decision of the Compensation Committee in any dispute or question affecting any Eligible Employee or Participant under the Plan is final and conclusive.